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                                                                    Exhibit 20.1

                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2000-1

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Section 7.3 Indenture                                                           Distribution Date:               4/15/2004
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
(i)     Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                                    0.00
            Class B Principal Payment                                                    0.00
            Class C Principal Payment                                                    0.00
                      Total

        Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                                    0.00
            Class B Principal Payment                                                    0.00
            Class C Principal Payment                                                    0.00
                      Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                                   813,750.00
               Class B Note Interest Requirement                                    77,500.00
               Class C Note Interest Requirement                                   125,937.28
                      Total                                                      1,017,187.28

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes
               Class A Note Interest Requirement                                      1.08500
               Class B Note Interest Requirement                                      1.24000
               Class C Note Interest Requirement                                      1.56722

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                     750,000,000
               Class B Note Principal Balance                                      62,500,000
               Class C Note Principal Balance                                      80,357,000

(iv)    Amount on deposit in Owner Trust Spread Account                          8,928,570.00

(v)     Required Owner Trust Spread Account Amount                               8,928,570.00


                                                                          By:
                                                                                    --------------------

                                                                          Name:     Patricia M. Garvey
                                                                          Title:    Vice President


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